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             SECOND AMENDMENT TO
            EMPLOYMENT AGREEMENT



     This Second Amendment to the Employment
Agreement made as of February 1, 1998
between American General Corporation, a
Texas corporation (the "Company") and Robert
M. Devlin (the "Executive"), as first
amended on April 30, 1998 (the "Agreement"), is made on May 1, 2000.

     1. Section 8(a) of the Agreement is
hereby amended by the addition of the
following sentence at the end thereof:

     "As soon as practicable after a
     termination of the Executive's
     employment for Disability, the Company
     shall pay the Executive a pro rata portion to the Date of Termination of the Annual Bonus for the year in which the Date of Termination occurs, calculated by using a fraction (the numerator of which shall be the number of days of employment in such year up to and including the Date of Termination and the denominator of which shall be three-hundred-sixty-five (365)) to multiply the award that the Executive would have earned for the entire year (if the Executive's employment had continued), based on the Company's actual performance for such year, and assuming the achievement, at the target level, of any individual performance objectives established with respect to such award; provided, however, that any amount otherwise payable pursuant to this sentence shall be reduced by any payment already received by the
     Executive pursuant to the applicable
     Annual Bonus plan with respect to the
     year in which the Date of Termination
     occurs."

     2. Further, the second sentence of
Section 8(a) of the Agreement is hereby
amended to read as follows:

     "Upon termination of the Executive's
     employment for Disability, the Company
     shall have no additional obligations to
     the Executive under this Agreement
     except to the extent provided in the
     last sentence of this Section 8(a) and
     in Sections 6(c), 6(d), 7(b) 8(e) and
     15 hereof (and, to the extent
     applicable, Sections 9, 10 and 11
     hereof) and to pay to the Executive the
     Executive's normal post-termination
     compensation and benefits as such
     payments become due."
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     3. As amended by this Second Amendment,
the Agreement is hereby specifically
ratified and reaffirmed.

     IN WITNESS WHEREOF, the parties hereto
have executed this Second Amendment on May
1, 2000.

            AMERICAN GENERAL CORPORATION



            By___/S/ GARY D. REDDICK____________
            Name:  Gary D. Reddick
            Title: Executive Vice President


            ____/S/ ROBERT M. DEVLIN____________
            Robert M. Devlin